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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 3, 2000

                                IDEX Corporation
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             (Exact Name of Registrant as Specified in its Charter)

           Delaware                     1-10235                   36-3555336
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(State or other jurisdiction)      (Commission File             (I.R.S. Employer
                                         Number)                 Identification
                                                                     Number)

630 Dundee Road, Suite 400                Northbrook, Illinois             60062
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                    (Address of principal executive offices)

Registrant's telephone number                                     (847) 498-7070
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Item 5. Other Information

     On April 3, 2000, IDEX Corporation (the "Company") announced that Donald N. Boyce, the Company's Chairman of the Board of Directors, retired on March 31, 2000. Mr. Boyce's decision to retire was consistent with his plan to remain on the Board of Directors for one year following his retirement on March 31, 1999, as chief executive officer. Mr. Boyce, 61, has been with the Company since its founding in 1988. He served as chairman, president and chief executive officer through 1997, and as chairman and chief executive officer through March 31, 1999.

     Frank J. Hansen, who was appointed president and director on January 1, 1998, and assumed the additional duties of chief executive officer on April 1, 1999, previously announced his intention to retire in November, 1999, but will remain as president and chief executive officer until his replacement is selected. In the interim, IDEX's board of directors will continue with eight members. The search for the new president and chief executive officer, who will also assume the additional role of chairman, is expected to conclude by the end of April, 2000. Mr. Hansen will continue to provide leadership through this transition.
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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              IDEX Corporation

                   April 3, 2000          /s/ WAYNE P. SAYATOVIC
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                                              Wayne P. Sayatovic
                                              Senior Vice President-Finance
                                              and Chief Financial Officer
                                              (Principal Financial Officer)